Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated October 29, 2025 in this registration statement on Form F-3 with respect to the consolidated financial statements of Maase Inc. as of and for the years ended June 30, 2025, included in the Annual Report on Form 20-F of Maase Inc. filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

August 7, 2026

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